UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Amendment No. 1
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
Delta Apparel, Inc.
______________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
______________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
_____________________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
_____________________________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
_____________________________________________________________________________________________________________________

(5)	Total fee paid:
_____________________________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
_____________________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
_____________________________________________________________________________________________________________________

(3)	Filing Party:
_____________________________________________________________________________________________________________________

(4)	Date Filed:
_____________________________________________________________________________________________________________________

DELTA APPAREL, INC.
ERRATUM
Please replace page 37 of the Delta Apparel, Inc. 2012 Proxy Statement in its entirety with the following:

DIRECTOR COMPENSATION
The Company does not pay any director who is also an employee of the Company or any of its subsidiaries for his or her service as a director.
For fiscal year 2012, non-employee directors received the following compensation:

•	$25,000 annual retainer;

•	a grant of 1,500 shares of Common Stock (Ms. Rudy received 750 shares due to joining the Board in January 2012);

•	in the case of the Audit Committee, a $5,000 annual retainer for the committee chairperson and $3,000 for the committee members;

•	in the case of the Compensation and Corporate Governance Committees, a $3,000 annual retainer for the committee chairpersons and $2,500 for the committee members;

•	up to $5,000 every two-year period for Board of Director education; and

•	reasonable travel expenses to attend meetings.
The following table summarizes the compensation that the Company’s non-employee directors earned for services as members of the Board of Directors and any committee of the Board of Directors during fiscal year 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
James A. Cochran	$29,500	$20,640	$50,140
Sam P. Cortez	$28,125	$20,640	$48,765
William F. Garrett	$5,875	$—	$5,875
Dr. Elizabeth J. Gatewood	$29,500	$20,640	$50,140
Dr. G. Jay Gogue	$27,750	$20,640	$48,390
A. Max Lennon	$6,500	$—	$6,500
E. Erwin Maddrey, II	$29,625	$20,640	$50,265
David T. Peterson	$29,625	$20,640	$50,265
Suzanne B. Rudy	$12,500	$10,320	$22,820
Robert E. Staton, Sr.	$29,375	$20,640	$50,015

(1)
Except for Ms. Rudy, who received a pro rata amount of 750 shares of Common Stock because she joined the Board on January 9, 2012, each current non-employee director received 1,500 shares of Common Stock upon the filing of the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2012.

For fiscal year 2013, we do not anticipate any changes in the compensation structure applicable to the Company's non-employee directors.